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Comparing Equity Award Types in the Exchange Offer
July 28, 2006
Comparing Equity Award Types in the Exchange Offer
What’s the Difference?
In Canada, tax occurs at exchange on
value of shares, less a 50% exemption
(EA to withhold tax in shares from
restricted stock delivered)
• If 50% or more of the exchanged
options are vested, 2 yrs with 50% per
year vested
• If less than 50% of the exchanged
options are vested, 3 yrs with
25/25/50% per year vested
• If exchanged options were granted in
2006, 4 yrs with 25% per year vested
• For 3 and 4 yr cliff vested grants,
credit is given for elapsed time
Participants in Canada
Actual stock price on date of
vesting, less taxes withheld
Actual shares of EA stock
received at grant that may not be
sold or transferred until vested
Restricted Stock
Appreciation of stock price after
grant date, subject to vesting, less
taxes withheld
Actual stock price on date of
vesting, less taxes withheld
Value
Generally taxed at exercise, but this
varies by country
Generally taxed at vesting, but
this varies by country
(EA will
withhold shares to cover taxes and issue
net shares to employee, except where
prohibited by law)
Tax
implications¹
Vesting varies based on award and
location
• If 50% or more of the exchanged
options are vested, 2 yrs with 50% per
year vested
• If less than 50% of the exchanged
options are vested, 3 yrs with
25/25/50% per year vested
• If exchanged options were granted in
2006, 4 yrs with 25% per year vested
• For 3 and 4 yr cliff vested grants, credit
is given for elapsed time
• Vesting/holding periods will differ for
French recipients
Vesting
No stock options will be issued in the
Exchange Program
Participants in a country where
RSUs are granted (except
Canada)
Eligibility
Opportunity to purchase shares in
the future at market price as of grant
date after vesting period
Right to receive shares of EA
common stock after vesting period
Award Type
Stock Options
Restricted Stock Units
(RSU)
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We strongly encourage you to consult your own tax advisor prior to participating in the Exchange Program
Exhibit 99.2

Comparing Equity Award Types in the Exchange Offer
July 28, 2006
How RSU and Restricted Stock Create Value
(1) Before tax
(2) Stock prices indicated above are for illustrative purposes only and may not reflect the future performance of EA’s common stock
Stock Price on
Grant Date
(2)
Stock Price at
Vesting
(2)
When
Stock
Price
Rises
$50
$50
Vesting period
Vesting period
$60
$40
$6,000
Total value of RSU or
RS (100 shares x
$60)
$4,000
Total value of RSU
or RS (100 shares x
$40)
100
X
X 100
# of Units
Granted
Employee Can
Receive
(1)
When
Stock
Price
Falls